UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2008

Exact Name of Registrant as Specified in
	Charter; State of Incorporation;	IRS Employer
Commission File Number	Address and Telephone Number	Identification Number

1-8962	Pinnacle West Capital Corporation	86-0512431
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000

1-4473	Arizona Public Service Company	86-0011170
(an Arizona corporation)
400 North Fifth Street, P.O. Box 53999
Phoenix, AZ 85072-3999
(602) 250-1000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
     This combined Form 8-K is separately filed by Pinnacle West Capital Corporation and Arizona Public Service Company. Each registrant is filing on its own behalf all of the information contained in this Form 8-K that relates to such registrant and, where required, its subsidiaries. Except as stated in the preceding sentence, neither registrant is filing any information that does not relate to such registrant, and therefore makes no representation as to any such information.

Item 8.01. Other Events
SIGNATURES

Item 8.01. Other Events
Interim Rate Recommended Order
          On November 12, 2008, an administrative law judge (“ALJ”) with the Arizona Corporation Commission (“ACC”) issued a recommended order in connection with Arizona Public Service Company’s (“APS”) request for an interim base rate surcharge. The surcharge requested by APS would produce approximately $115 million in annual pretax retail revenues. In the recommended order, the ALJ recommended that the ACC:
•	Deny APS’ interim rate request because, in her opinion, “emergency” conditions do not exist to support such an increase;

•	Address in the pending general rate case the appropriateness of the current 90/10 sharing provision in APS’ power supply adjustor, and consider eliminating such a sharing provision on an interim basis pending the conclusion of the general rate proceeding, because “APS’ cash flow is diminished” by such provision;

•	Require APS to file monthly reports on APS’ and Pinnacle West Capital Corporation’s (“Pinnacle West”) cash position and financial ratios, including their projected cash flows, until the pending general rate proceeding is resolved; and

•	Require APS to present an analysis in the general rate case of what steps it has taken to improve certain financial ratios, including information regarding steps taken, or that may be taken in the future, to reduce costs and thereby increase available cash.
          APS is currently evaluating the recommended order and expects to file exception comments by the due date of November 21, 2008. The ACC is expected to consider the matter thereafter. APS cannot predict the outcome of this matter. (For more information regarding the motion requesting the interim base rate surcharge and the general retail rate proceeding, see “Motion for Approval of Interim Rate” and “2008 General Rate Case” in Note 5 of Notes to Condensed Consolidated Financial Statements in the Pinnacle West/APS Quarterly Report for the fiscal quarter ended September 30, 2008.)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)
Dated: November 13, 2008	By:	/s/ James R. Hatfield
James R. Hatfield Senior Vice President and
Chief Financial Officer

ARIZONA PUBLIC SERVICE COMPANY (Registrant)
Dated: November 13, 2008	By:	/s/ James R. Hatfield
James R. Hatfield Senior Vice President and
Chief Financial Officer